EXHIBIT 23.2

CONSENT OF MAULDIN & JENKINS, LLC

We consent to the use in this Registration Statement on Form S-4 of our report, dated March 7, 2003, of First National Bank for the year ended December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

October 7, 2003